Exhibit 5



                     [ Letterhead of BERRY MOORMAN PC ]






National TechTeam, Inc.
835 Mason Avenue, Suite 200
Dearborn, MI  48124

          Re:  National TechTeam, Inc.
               Registration Statement on Form S-8 for Offering of a Maximum of 200,000 Shares of Common Stock

Gentlemen:

          In connection with the registration by you of 200,000 shares of Common Stock (the "Shares") of National TechTeam, Inc. (the "Company") on Form S-8 under the Securities Act of 1933, as amended, which are to be offered and sold pursuant to the Company's 1989 Amended and Restated Employees 401(k)/Profit Sharing Plan and Trust (the "Plan"), it is our opinion that when the Shares have been issued and sold pursuant to the provisions of the Plan and in accordance with the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        BERRY MOORMAN P.C.


                                        By: /s/ Robert A. Hudson
                                            --------------------
                                            Robert A. Hudson

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